TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (this “Agreement”), dated as of September 11, 2018 (“Effective Date”), is by and among Reliant Service, Inc., a Nevada corporation, Coolpaul Holding Group Limited., a company organized under the laws of the Republic of Seychelles (“CPRC”), and five stockholders set forth in Schedule A, who collectively hold 100% of the issued and outstanding capital stock of CPRC (the “Stockholders”).

RECITALS

WHEREAS, the Company, CPRC, and the Stockholders previously entered into that certain Share Exchange Agreement, dated as of June 19, 2018 (“Original Agreement”), pursuant to which the Company had agreed to issue an aggregate of 60,000,000 shares of its common stock, $0.001 par value per share, to the CPRC Stockholders in exchange for 100% of the issued and outstanding securities of CPRC; and

WHEREAS, the Company, CPRC, and the Stockholders desire to terminate the Original Agreement and all transactions contemplated under the Original Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Termination. For due and valuable consideration, acknowledgement of which is received, the Company, CPRC and the Stockholders agree that, effective immediately, the Original Agreement is hereby terminated, cancelled, deemed null and void, and shall be of no further force or effect.

2. General Releases. Each party, on behalf of itself and its successors and assigns, agrees, and by this Agreement does hereby irrevocably and unconditionally release and promise not to sue the other parties or its representatives, agents, successors and assigns, from or concerning any and all claims, charges, causes of action or other liabilities, whether known or unknown, arising out of or related in any way to the Original Agreement.

3. Miscellaneous.

a. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York.

b. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer his rights or obligations under this Agreement without the prior consent of the other party hereto.

c. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the parties hereto, with respect thereto.

d. Severability. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company, CPRC, nor the Stockholders shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

RELIANT SERVICE, INC.

By:	/s/ Zhu Ming
Name:	Zhu Ming
Title:	Chief Executive Officer

COOLPAUL HOLDINGS GROUP LIMITED

By:	/s/ Xin Liu
Name:	Xin Liu
Title:	Director

STOCKHOLDER REPRESENTATIVE

/s/ Xin Liu
Name:	Xin Liu

Schedule A

Name of Shareholder
1	LIU , Xin
2	Positive Energy Limited.
3	Newpoch Limited
4	Grow Up Limited
5	Every Limited